EXHIBIT 1(a)
Trades on July 2, 2009

Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
5. Amount of
Securities
	2. Transaction	2A.Deemed Execution						Beneficially	6. Ownership Form:
	Date	Date, if any			4. Securities Acquired (A) or			Owned Following	Direct	7. Nature of
1. Title of	(Month/	(Month/	3. Transaction Code		Disposed of (D)			Reported	(D) or	Indirect Beneficial
Security	Day/	Day/	(Instr. 8)		(Instr. 3, 4 and 5)			Transaction(s)	Indirect (I)	Ownership
(Instr. 3)	Year)	Year)	Code	V	Amount	(A) or (D)	Price	(Instr. 3 and 4)	(Instr. 4)	(Instr. 4)
Common Stock	07/02/09		S		6,337	D	$6.4500	242,737	I	(2)
Common Stock	07/02/09		S		174	D	$6.5000	242,563	I	(2)

(2)	The reportable securities are owned directly by CDC IV, LLC and indirectly by CDC Operations LLC, David R. Ramsay, Argeris Karabelas and Jan Leschly. CDC Operations LLC disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that CDC Operations LLC is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of its pecuniary interest therein. David R. Ramsay, Argeris Karabelas and Jan Leschly are each partners of CDC Operations LLC. Messrs. Ramsay, Karabelas and Leschly each disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that Messrs. Ramsay, Karabelas and Leschly is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of their pecuniary interest therein.
EXHIBIT 1(b)
Trades on July 6, 2009

Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
5. Amount of
Securities
	2. Transaction	2A.Deemed Execution						Beneficially	6. Ownership Form:
	Date	Date, if any			4. Securities Acquired (A) or			Owned Following	Direct	7. Nature of
1. Title of	(Month/	(Month/	3. Transaction Code		Disposed of (D)			Reported	(D) or	Indirect Beneficial
Security	Day/	Day/	(Instr. 8)		(Instr. 3, 4 and 5)			Transaction(s)	Indirect (I)	Ownership
(Instr. 3)	Year)	Year)	Code	V	Amount	(A) or (D)	Price	(Instr. 3 and 4)	(Instr. 4)	(Instr. 4)
Common Stock	07/06/09		S		50,000	D	$6.1500	192,563	I	(2)
Common Stock	07/06/09		S		20,000	D	$6.2500	172,563	I	(2)

(2)	The reportable securities are owned directly by CDC IV, LLC and indirectly by CDC Operations LLC, David R. Ramsay, Argeris Karabelas and Jan Leschly. CDC Operations LLC disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that CDC Operations LLC is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of its pecuniary interest therein. David R. Ramsay, Argeris Karabelas and Jan Leschly are each partners of CDC Operations LLC. Messrs. Ramsay, Karabelas and Leschly each disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that Messrs. Ramsay, Karabelas and Leschly is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of their pecuniary interest therein.